Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
The Board of Directors of
Regency Centers Corporation, and
Regency Centers, L.P.:
We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-125858 and No. 333-202971) and on Form S-3 ASR (No. 333-194301) and on Form S-8 (No. 333-24971, No. 333-55062, No. 333-125857, No. 333-149872, and No. 333-174662) of Regency Centers Corporation and on Form S-3 ASR (No. 333-194301-01) of Regency Centers, L.P. of our reports dated February 27, 2017, with respect to the consolidated balance sheets of Regency Centers, L.P. as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income, capital, and cash flows for each of the years in the three-year period ended December 31, 2016, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 combined annual report on Form 10-K of Regency Centers Corporation and Regency Centers, L.P.
/s/ KPMG LLP

February 27, 2017
Jacksonville, Florida
Certified Public Accountants